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                                                                    EXHIBIT 10.2

                               SECURITY AGREEMENT
                     (hereinafter the "Security Agreement")

Dated:     March 29, 2000


                                   Section One
                           Promise to Pay; Collateral
                               Security Agreement


        Sonus Communication Holdings, Inc. a Delaware corporation located at 1600 Wilson Boulevard, Suite 1008, Arlington, Virginia 22209, jointly and severally with Empire One Telecommunications, Inc., a Delaware corporation, located at 254 West 31st Street, New York, New York 10001 ("Borrowers"), have delivered that certain Collateral Note of even date herewith ("Collateral Note") to Citizens Telecommunications Company ("Secured Party"), in the principal amount of Three Hundred Fifty Eight Thousand Four Hundred Sixty One and 88/100 Dollars ($358,461.88), payable as follows:



        In order to secure payment of the Collateral Note, Borrowers hereby grant to Secured Party a security interest in the following collateral: all of Sonus Communication Holdings, Inc. and Empire One Telecommunications, Inc.'s now owned and hereafter acquired accounts, including, but not limited to, accounts receivable and contract rights, client base list, chattel paper, documents and instruments and the right to receive payment under them (the "Collateral").

                                   Section Two
                                Events of Default

        At the option of the Secured Party, all obligations shall become immediately due and payable upon the occurrence of any of the following events of default and the expiration of the applicable cure period:


        (a) Default in the payment or performance of any payment liability or payment obligation of any of the undersigned, or of any maker, endorser, or guarantor of any liability or obligation of any of the undersigned to the Secured Party;

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        (b) Death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against, any maker, endorser, or guarantor of the Collateral Note (except for the filing of any involuntary petition under bankruptcy laws that is set aside or withdrawn or ceases to be in effect within thirty (30) days of such filing);

        (c) Any representation or warranty or any other statement of a material fact herein or in any writing, certificate, report, or statement at any time furnished to Secured Party pursuant to or in connection with this Security Agreement, or otherwise, is false or misleading in any material respect.

        Secured Party agrees to grant a cure period of ten (10) business days after written notice of default has been given to the undersigned corporation. A notice of default shall be deemed delivered if mailed by registered or certified mail or sent by courier or express service guaranteeing overnight delivery to the Borrowers and the Guarantors at the addresses first above given or such other address as the Borrowers and Guarantors may from time to time designate in writing.

                                  Section Three
                               Remedies on Default

        Upon the occurrence of any such events of default, which have not been cured within the applicable cure period, and at any later time, the Secured Party shall have the following remedies:

        (a) The Secured Party may, (subject to the provisions of the Stock Pledge and Escrow Agreement of even date herewith, a copy of which is attached hereto as Exhibit A) at its option, transfer at any time to itself or to its nominee any securities pledged as collateral, and receive the income from such securities, and hold the income as security, or apply it on the principal or interest due under the Collateral Note;

        (b) any deposits or other sums any time credited by or due from the Secured Party to any maker, endorser, or guarantor of the Collateral Note, and any securities or other property of any maker, endorser, or guarantor in possession of the Secured Party, may at all times be held and treated as collateral security for the payment of the obligations. The Secured Party shall apply or set off such deposits or other sums against the obligations at any time in the case of makers, but only with respect to matured liabilities in the case of endorsers or guarantors;

        (c) the Secured Party may at its option, demand, sue for, collect, or make any compromise or settlement it deems desirable with reference to collateral held;

        (d) all the remedies of a secured party under the New York Uniform Commercial Code.

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                                  Section Four
                                 Notice of Sale

        Unless the collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will give the undersigned reasonable notice of the time and place of any public sale of such collateral, or of the time after which any private sale or other intended disposition is to be made. The requirement of reasonable notice shall be met if such notice is mailed, postage prepaid, to the undersigned at the address given below at least twenty (20) calendar days before the time of the sale or disposition.

                                  Section Five
                                    No Waiver

        No delay or omission on the part of the Secured Party in exercising any right under the Collateral Note or this Security Agreement shall operate as a waiver of such right or of any other right under the Collateral Note or this Security Agreement. A waiver on any one occasion shall not be construed as a bar to or a waiver of any such right and/or remedy on any future occasion.

                                   Section Six
                                  Governing Law

        This Security Agreement and all rights and obligations under this Security Agreement, including matters of construction, validity, and performance, shall be governed by the law of the State of New York. Secured Party and Borrowers hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Secured Party or Borrowers against the other.

                                  Section Seven
                    Representations, Covenants and Warranties

        As inducement to Citizens Telecommunications Company to accept the Collateral Note, the undersigned represent, covenant and warrant that:


        a)     other terms and conditions and promises of the makers herein:

               i) Sonus Communication Holdings, Inc. will provide quarterly and yearend consolidated financial statements within forty-five (45) days of the end of each quarter, and year-end financial statements within ninety (90) days of the end of the Borrowers' fiscal year;


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                                 Section Seven
             Representations, Covenants and Warranties (continued)

               ii) all balance sheets, earnings statements and other financial data (including footnotes thereto) which have been or may hereafter be furnished to Citizens Telecommunications Company to induce it to enter into this Security Agreement or otherwise in connection with it, do or shall fairly represent the financial condition of the Borrowers and the results of its operations as of the dates or the periods for which the same are furnished (subject in the case of unaudited quarterly reports to year end adjustments), and all other information, reports and other papers and data furnished to Secured Party are or shall be at the time the same are so furnished accurate and correct in all material respects and that Generally Accepted Accounting Principles (GAAP) shall be used in preparation of any and all such financial statements;

               iii) Borrowers shall not merge this business out of existence without the written consent of Secured Party. Borrowers shall not enter into any dispositive sales, transfers, assignments or leases that are not in the ordinary course of business and that exceed One Hundred Thousand Dollars ($100,000) without the written consent of Secured Party. Borrowers shall not incur any additional debt or credit facility (which shall not include sales of unsecured debt securities or convertible debt securities) in an amount exceeding $100,000 without the written consent of Secured Party which consent shall not be withheld unless Secured Party reasonably believes its security will be impaired;

               vi) this Security Agreement, the Collateral Note, and all related documents are binding upon Borrowers as well as upon Borrowers' successors, representatives and assigns, are legally enforceable in accordance with their respective terms; and are not in contravention of law or of any order, rule or regulation applicable to Borrowers, or any existing agreement or instrument of Borrowers.

b) That Sonus Communication Holdings, Inc. and Empire One Telecommunications, Inc. are duly organized and existing in good standing in and under the law of the State of Delaware and Empire One Telecommunications is duly qualified to do business in the State of New York and all other states in which it does or will carry out business, except where the lack of such qualification would not reasonably be expected to have a material adverse affect.


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c) That the Collateral Note and this Security Agreement have been duly authorized by the Board of Directors of Empire One Telecommunications, Inc. and Sonus Communication Holdings, Inc. and by all required corporate action, have been duly executed and delivered by the Borrowers and constitutes its legal, valid and binding agreement and obligation, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

d) That Borrowers shall execute all additional documentation and do all other things reasonably required by Secured Party to perfect its security interest in the collateral, including, but not limited to:

               i)     The Stock Pledge and Escrow Agreement delivered herewith;

               ii)    UCC Forms 1; and

               iii) Physical delivery of the shares of stock, as outlined herein, in Sonus Communication Holdings, Inc. held by W. Todd Coffin and John K. Friedman to John Churchill, Esq. at VVinthrop, Stimson, Putnam & Roberts ("Stock Pledge Escrow Agent") at One Battery Park Plaza, New York, New York 10004, pursuant to the Stock Pledge and Escrow Agreement between Secured Party, Borrowers, and Stock Pledge Escrow Agent.

e) Sonus Communication Holdings, Inc. represents and warrants that it has not granted any prior security interest in or to the Collateral owned by it, and Empire One Telecommunications, Inc. represents and warrants that it has not granted any prior security interest in or to the Collateral owned by it.

        All representations, covenants and warranties herein shall survive any expiration, termination or cancellation of this Security Agreement and shall continue to bind the undersigned, their successors, heirs and assigns.



                                  Section Eight
                                   Amendments

        This Security Agreement, the Collateral Note, and any related documents, constitute the entire understanding and agreement of the parties as to the matters set forth in this Security Agreement. No alteration of or amendment to this Security Agreement shall be effective unless given in writing and signed by the party or parties to be charged or bound by the alteration or amendment.




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                                  Section Nine
                                     Notice

      Any notice required or permitted to be given by either Borrowers or Secured Party under this Security Agreement shall be in writing and shall be personally delivered, sent by overnight courier service or sent by certified or registered letter or by telecopy confirmed by registered or certified letter to the other Party at its address set forth below. If mailed, notices will be deemed effective three (3) working days after deposit, postage prepaid, in the mail.

        To Secured Party:

        Attn: Suzann B. Duffy
        Citizens Telecommunications Company
        3 High Ridge Park
        Stamford, Connecticut 06905

        with a copy to the Legal Department at the same address;

        To Borrower (Empire One Telecommunications, Inc.):
        Attn: John K. Friedman
        Empire One Telecommunications, Inc.
        254 West 31st Street
        New York, NY 10001

        with a copy to:

        David Bronston, Esquire
        Wolf, Block, Shore and Solis-Choen LLP
        250 Park Avenue
        New York, NY  10177

        To Borrower (SONUS Communication Holdings, Inc.)

        Richard D. Rose
        Chief Financial Officer
        SONUS Communication Holdings, Inc.


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        1600 Wilson Boulevard, Suite 1008
        Arlington, VA  22209

        With a copy to:

        Cecil E. Martin III, Esquire
        McGuire Woods, Battle & Boothe LLP
        7 St. Paul Street, Suite 1000
        Baltimore, MD  21202


                                   Section Ten
                                  Severability

        If a court of competent jurisdiction finds any provision of this Security Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Security Agreement in all other respects shall remain valid and enforceable.


BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS SECURITY AGREEMENT, AND BORROWER AGREES TO ITS TERMS. THIS SECURITY AGREEMENT IS DATED AS OF March 29, 2000.

BORROWER:

SONUS COMMUNICATION HOLDINGS, INC.

By: /s/ W. Todd Coffin
   -------------------------------
        W. Todd Coffin
        Chief Executive Officer


EMPIRE ONE TELECOMMUNICATIONS, INC.

By: /s/ John K. Friedman
   -------------------------------
        John K. Friedman
        Chief Executive Officer


SECURED PARTY:

CITIZENS TELECOMMUNICATIONS COMPANY



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By: /s/ Charles J. Weiss
   -------------------------------

Its: Secretary
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